UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135
(Commission File Number)	(IRS Employer
Identification No.)
1950 Excel Drive Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2011 Annual Meeting of Stockholders of Winland Electronics, Inc. (the “Company”) was held on May 24, 2011. The votes cast with respect to each item of business properly presented at the meeting are as follows:

Proposal 1 - The shareholders elected each of the four nominees to the Board of Directors to serve for one-year terms or until their successors are elected and qualified, as follows:

	For	Withheld
Lorin E. Krueger	1,187,169	233,226
Richard T. Speckmann	1,110,303	310,092
Thomas J. Goodmanson	1,220,793	199,602
Thomas J. Brady	1,213,074	207,321

Proposal 2 - The shareholders set the number of directors to sit on the Company’s Board of Directors at four.

For	2,829,111
Against	388,712
Abstain	51,906
Broker Non-Vote	N/A

Proposal 3 - The shareholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for 2011.

For	3,240,631
Against	22,308
Abstain	6,790
Broker Non-Vote	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winland Electronics, Inc.

Date: May 25, 2011	By:	/s/ Brian D. Lawrence
Brian D. Lawrence
Chief Financial Officer and Senior Vice President